Exhibit 99.2

Item 9.01(b)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED DATA

The following tables present the unaudited pro forma condensed consolidated data of GWG, after giving effect to the Transaction (the Initial Transfer and Final Closing) assuming it had occurred on January 1, 2018. This unaudited pro forma condensed consolidated data was prepared using the equity method of accounting. GWG has determined that the equity method is appropriate because GWG’s ownership of Beneficient exceeds the applicable minimum threshold but GWG does not meet the control provision requiring consolidation (in each case, as determined under applicable accounting principles). Under this method, GWG initially recorded, at cost, its investment in Beneficient as an asset. Thereafter, GWG’s proportionate share of Beneficient’s earnings attributable to common unitholders, and any distributions therefrom, has been reflected in the carrying value of GWG’s investment in Beneficient. The unaudited pro forma condensed consolidated data is based on the historical consolidated financial statements of GWG after giving effect to the completion of the Transaction and the assumptions and adjustments described in the notes to the unaudited pro forma condensed consolidated data below. The unaudited pro forma adjustments, which GWG believes are reasonable under the circumstances, have been made solely for the purpose of providing the unaudited pro forma condensed consolidated data. The unaudited pro forma adjustments are based upon available information and certain assumptions described in the notes to the unaudited pro forma condensed consolidated data.

The information presented below should be read in conjunction with the historical consolidated financial statements and related notes of GWG. The unaudited pro forma condensed consolidated data is presented solely for informational purposes and is not necessarily indicative of the financial position or results of operations that might have been achieved had the Transaction been completed as of January 1, 2018, nor is it meant to be indicative of any anticipated future financial position or results of operations that GWG will experience after the Transaction.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Twelve Months Ended December 31, 2018
	Consolidated GWG Holdings, Inc.	Effects of Transaction		Pro Forma Consolidated GWG Holdings, Inc.
REVENUE
Gain (loss) on life insurance policies, net	$(14,104,572)	$-		$(14,104,572)
Interest and other income	13,714,281	2,986,328	1b, 1c	16,700,609

TOTAL REVENUE	(390,291)	2,986,328		2,596,037

EXPENSES
Interest expense	80,135,983	16,739,445	1d	96,875,428
Employee compensation and benefits	17,406,982	-		17,406,982
Legal and professional fees	5,541,177	-		5,541,177
Other expenses	15,994,487	-		15,994,487
TOTAL EXPENSES	119,078,629	16,739,445		135,818,074

INCOME (LOSS) BEFORE INCOME TAXES	(119,468,920)	(13,753,117)		(133,222,037)
INCOME TAX EXPENSE (BENEFIT)	-	-	1e	-

NET INCOME (LOSS) BEFORE EQUITY IN NET EARNINGS OF INVESTEE	(119,468,920)	(13,753,117)		(133,222,037)

Equity from equity method investment	17,507	18,868,931	1a	18,886,438

NET INCOME (LOSS)	(119,451,413)	5,115,814		(114,335,599)

Preferred stock dividends	16,662,731	-		16,662,731
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(136,114,144)	$5,115,814		$(130,998,330)

NET INCOME (LOSS) PER COMMON SHARE
Basic	$(22.32)	N/A		$(3.98)
Diluted	$(22.32)	N/A		$(3.98)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	6,098,208	26,791,487	1f	32,889,695
Diluted	6,098,208	26,791,487	1f	32,889,695

 Notes for Unaudited Pro Forma Condensed Consolidated Statement of Operations:

1a) Equity in net earnings of investee

Description of pro forma condensed consolidated statement of operations for The Beneficient Company Group, L.P.

The Beneficient Company Group, L.P. (along with its subsidiaries, collectively “Beneficient”) is a holding company of capital and financial services companies. Beneficient commenced its commercial operations on September 1, 2017, on and after which the company and MHT Financial, L.L.C. (“MHT Financial”) consummated agreements to finance the economic rights to several portfolios of alternative assets (collectively, the “Formation Transactions”). The primary closing condition of those agreements consisted of MHT Financial entering into a Purchase and Sale Agreement with owners of alternative asset funds (family offices, fund-of-funds, and institutions, collectively the “Sellers”) for the acquisition of a portfolio of alternative assets (“Exchange Portfolio”) and the subsequent contribution of the Exchange Portfolio by MHT Financial to certain exchange trusts (“Exchange Trusts”) in exchange for common units of Beneficient of a like value.

Through the Formation Transactions described above, a third party institutional investor held an indirect interest in all or substantially all of the outstanding common units of Beneficient through the Exchange Trusts. On May 31, 2018, the limited liability company agreement of Beneficient Management, L.L.C. (“BMLLC”), a Delaware limited liability company and the general partner of Beneficient, was amended and certain proxies were granted that reduced certain rights of Beneficient’s founder, including removing the right to appoint a majority of the board of directors, finalizing a change-of-control event. Beneficient applied pushdown accounting under ASC 805-50-25-8 due to the acquisition of BMLLC.

The unaudited pro forma information of Beneficient is presented for illustrative purposes only and is not necessarily indicative of the results of operations that would have been reported if such Formation Transactions and the Transaction had been completed as presented in the unaudited pro forma financial information of Beneficient, nor is it necessarily indicative of Beneficient’s future results of operations. The pro forma adjustments and the assumptions on which they are based are described in the accompanying notes.

The unaudited pro forma condensed consolidated statement of operations of Beneficient is based on, and should be read in conjunction with, the historical consolidated financial statements and the related notes thereto of Beneficient as of December 31, 2018 and for the seven months ended December 31, 2018, and the five months ended May 31, 2018.

The following table sets forth summary unaudited pro forma condensed consolidated statement of operations of Beneficient for the period indicated. The unaudited pro forma condensed consolidated statement of operations of Beneficient assumes the Formative Transactions closed on January 1, 2018.

Unaudited pro forma condensed consolidated statement of operations of Beneficient for the year ended December 31, 2018

	Year Ended December 31, 2018
	Successor	Predecessor	Beneficient		Beneficient
	Seven months Ended December 31, 2018	Five months Ended May 31, 2018 (restated)	Pro Forma Adjustments (Formation Transactions)		Pro Forma Adjustments (Effects of Transaction)		Pro Forma Consolidated Beneficient
Total revenues	$50,051,683	$29,413,859	$-		$-		$79,465,542
Interest expense	17,751,279	3,625,682	-		7,158,966	(c)	28,535,927
Non-interest expenses	68,731,957	154,931,973	(78,182,527)	(a)(b)	(49,623,558)	(d)(e)(f)	95,857,845

Income (loss) before income taxes	(36,431,553)	(129,143,796)	78,182,527		42,464,592		(44,928,230)

Income tax expense (benefit)	(2,196,171)	(1,442,528)	1,785,156	(h)	576,874	(h)	(1,276,669)
Income (loss)	$(34,235,382)	$(127,701,268)	$76,397,371		$41,887,718		$(43,651,561)

Allocation of Income (Loss) for Equity Earnings:

Allocation of Income (loss) to Redeemable Noncontrolling Interests							$16,989,344 (g)

Allocation of Income (loss) to Noncontrolling Interests (within Equity)							(81,618,521)

Allocation to Class A Common Equity							20,977,616
Income (loss)							$(43,651,561)

Total number of Class A Common Equity Units							45,031,919

Class A Common Equity Units owned by GWG Holdings, Inc.							40,505,279

Class A Common Equity owned by GWG Holdings, Inc. as a % of Total Class A Common Equity Units							89.95%
Equity Earnings (Loss) for GWG from Class A Common Equity							$18,868,931

Interest Income for GWG from NPC-A Prime Interest (Option Agreement)							$2,317,765 (f)

Notes to unaudited pro forma condensed consolidated statement of operations of Beneficient for the year ended December 31, 2018

(a)	Non-interest expenses include a pro forma adjustment to eliminate $69,681,784 of Beneficient’s transaction costs in connection with the Formation Transactions.

(b)	Non-interest expenses include a pro forma adjustment to eliminate $8,500,743 of Beneficient’s professional service fees incurred in connection with the Formation Transactions and the change-of-control event for BMLLC resulting in Beneficient applying pushdown accounting.

(c)	Pro forma interest expense adjustment totaling $7,158,966 is assumed for the year ended December 31, 2018, consisting of:

●	a pro forma interest expense adjustment of $6,084,082, calculated using the 5.0% rate defined in the Commercial Loan Agreement entered into on August 10, 2018 is assumed for the seven months ended July 31, 2018 and the nine-day period August 1-9, 2018. Interest expense from August 10 through December 31, 2018 is recorded within the actual results.

●	a pro forma interest expense adjustment totaling $3,513,524 related to the amortization of a debt discount of $17,737,399 originating from the issuance of the option agreement described in (f) below, calculated using the 5-year useful life of the debt instrument, is assumed for the eleven months ended November 30, 2018 and the twenty-seven day period from December 1-27, 2018. Amortization of the debt discount from December 28 to December 31, 2018 is recorded within the actual results.

●	a pro forma interest expense adjustment of $4,607,151, calculated using the December 31, 2018 interest rate stipulated as 1-month LIBOR + a 3.95% spread defined in a promissory note entered into on December 28, 2018 between Beneficient and a related party simultaneous with the Final Closing, is assumed for the eleven months ended November 30, 2018 and the twenty-seven day period December 1-27, 2018. Interest expense from December 28 through December 31, 2018 is recorded within the actual results.

●	a pro forma interest expense adjustment to eliminate $7,045,791 of interest expense related to the $162.9 million Exchangeable Note issued in the Initial Transfer that was reduced to $148.2 million based on the net asset value as of the Final Closing Date and was fully satisfied in the Final Closing with the issuance of additional common units in Beneficient. The Exchangeable Note had an annual interest rate of 12.4%. As the Exchangeable Note did not survive the Final Closing, no related results of operations are reflected in the pro forma statement.

(d)	Non-interest expenses include a pro forma adjustment to eliminate $9,713,000 of Beneficient’s transaction costs in connection with the execution of the Master Agreement.

(e)	Non-interest expenses include a pro forma adjustment to eliminate $2,747,019 of Beneficient’s professional services costs in connection with the execution of the Master Agreement.

(f)	As part of the Final Closing, Beneficient issued to GWG an option agreement, with an initial value of $57,218,703, containing the same rights, preferences and privileges as the NPC-A limited partnership interests of Beneficient Company Holdings, L.P., an affiliate of Beneficient (“Beneficient Holdings”). Non-interest expenses include a pro forma adjustment to eliminate $39,481,304 of the total option value that was recognized in the actual results as transaction expense. Additionally, non-interest expenses include a pro forma adjustment to reflect the estimated change in the value of the option equal to $2,317,765 for the period from January 1, 2018 to December 27, 2018. The change in the value of the option from December 28, 2018 to December 31, 2018 is recorded within actual results.

(g)	Simultaneous with the Initial Transfer on August 10, 2018, Beneficient agreed to the conversion of $84.0 million of Class S Ordinary Units to NPC-A units. A pro forma income allocation adjustment of $2,896,000 reflecting the impact on the allocation of income between the NPC-A Units, the Class S Ordinary Units, and the Class A Common Equity has been calculated using the $84.0 million of additional NPC-A Units multiplied by the actual preferred return rate for the individual calculation periods from January 1, 2018 to August 9, 2018. Actual preferred returns allocated to the NPC-A Units subsequent to this conversion on August 10, 2018 are recorded within actual results.

(h)	Effects of transactions impacting certain operating subsidiaries that are corporate tax filers reflected at a tax rate of 21%.

1b) Pro forma adjustment of $7,085,827 for incremental interest income and discount amortization on $192.5 million principal balance of the Commercial Loan to Beneficient under the Commercial Loan Agreement entered into August 10, 2018. The Commercial Loan has an annual interest of 5.0%. Additionally, pro form adjustment for interest income of $2,317,765 for preferred return on the option agreement issued by Beneficient.

1c) The $162.9 million Exchangeable Note with Beneficient issued in the Initial Transfer was reduced to $148.2 million based on the net asset value as of the Final Closing Date and was fully satisfied in the Final Closing with the issuance of additional common units in Beneficient. The Exchangeable Note had an annual interest rate of 12.4%. As the Exchangeable Note does not survive the Final Closing, a pro forma adjustment of $6,417,264 was included to eliminate the recorded interest income and related premium amortization.

1d) Pro forma interest expense on $366.9 million L Bonds issued to Seller Trusts in connection with GWG’s investment in Beneficient for the period from January 1 to August 10, 2018. The Seller Trust L Bonds have an annual interest rate of 7.5%.

1e) No pro forma tax effect was recorded as it is assumed a valuation allowance would be recorded on any pro forma income tax benefit.

1f) Pro forma weighted average additional shares of GWG issued in connection with the Beneficient transaction under the Master Agreement, assuming issuance on January 1, 2018.